UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         Date of Report October 20, 2003
                         -------------------------------
                        (Date of earliest event reported)



                       MidAmerican Energy Holdings Company
                       -----------------------------------
             (Exact name of registrant as specified in its charter)



           Iowa                        0-25551                94-2213782
           ----                        -------                ----------
 (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)             File Number)          Identification No.)



                    666 Grand Avenue, Des Moines, Iowa 50309
                    ----------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (515) 242-4300
                                                           --------------


                                       N/A
                   ------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

MidAmerican Energy Company ("MidAmerican"), a subsidiary of MidAmerican Energy Holdings Company, reported that on October 17, 2003 the Iowa Utilities Board ("IUB") approved a settlement agreement between MidAmerican and the Iowa Office of Consumer Advocate that extends, through 2010, an electric revenue sharing mechanism that began in 1995. As previously reported in MidAmerican's Quarterly Report on Form 10-Q for the quarter ending June 30, 2003, under the settlement, for calendar years 2006 through 2010, an amount equal to 40% of revenues associated with Iowa retail electric returns on equity between 11.75% and 13%; 50% of revenues associated with Iowa retail electric returns on equity between 13% and 14%; and 83.3% of revenues associated with Iowa retail electric returns on equity above 14%, in each year will be applied as a reduction to offset some of the capital costs on the Iowa portion of generation projects. In addition, the settlement provides that if Iowa retail electric returns on equity fall below 10% for any consecutive 12-month period after January 1, 2006, MidAmerican may, subject to restrictions to modify the settlement agreement, seek to file for a general increase in rates.

As part of its action, the IUB also approved ratemaking principles for MidAmerican's previously announced 310-megawatt, $323 million wind project in northern Iowa - one of the largest land-based wind projects in the world.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit 99.1 - MidAmerican Energy Company Press Release dated October 17, 2003

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MIDAMERICAN ENERGY HOLDINGS COMPANY



                                        /s/  Paul J. Leighton
                                        ---------------------
                                        Paul J. Leighton
                                        Vice President and Assistant Secretary




Date:  October 20, 2003


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                                 EXHIBITS INDEX

Exhibit
Number        Exhibit
------        -------

99.1          MidAmerican Energy Company Press Release dated October 17, 2003

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